UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2016

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-4513
Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
We continually monitor and review our segment reporting structure in accordance with authoritative accounting guidance to determine whether any changes have occurred that would impact our reportable segments. We disclosed in our Quarterly Report on Form 10-Q for the period ended September 30, 2016 that, as a result of the evolution of RenaissanceRe Holdings Ltd. (the "Company") following the acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”), the integration of Platinum’s activities within the Company, our increased focus on casualty and specialty lines of business, our current management structure including recent management changes, and our current underwriting platforms, it was likely that we would change our reportable segments from Catastrophe Reinsurance, Specialty Reinsurance and Lloyd’s to “Property” and “Casualty and Specialty”. We have performed extensive work during 2016 to recast our current and prior periods within our financial systems to conform to this new presentation. This work was completed in the fourth quarter of 2016 and we will present our full year results for 2016 based on the new segments.
Our Property segment is comprised of catastrophe reinsurance, including certain property catastrophe joint ventures managed by our ventures unit, and other property reinsurance and insurance. Our Casualty and Specialty segment is comprised of casualty and specialty reinsurance and insurance and certain specialty joint ventures managed by our ventures unit. Our Other category primarily includes our strategic investments, investments unit, corporate expenses, capital servicing costs, noncontrolling interests, certain expenses related to the acquisition of Platinum, and the remnants of our Bermuda-based insurance operations.
The change in reportable segments will be reflected in the financial statements reported in our Annual Report on Form 10-K for the year ended December 31, 2016. All prior periods presented will be reclassified to conform to this new presentation. The change in reportable segments has no impact on our historical consolidated financial positions, results of operations or cash flows as previously reported.
For informational purposes only, and to assist in understanding the disclosure impact of our change in reportable segments to Property and Casualty and Specialty, Exhibits 99.1 and 99.2 present unaudited recast Supplemental Financial Data with respect to Segment Information and Gross Premiums Written and Managed Catastrophe Premiums for each of the interim and year to date periods ended March 31, 2016, June 30, 2016, and September 30, 2016, and each of the interim and year to date periods in 2015 and 2014.
The information in the penultimate paragraph of this Item 2.02 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description
99.1*	Supplemental Financial Data - Segment Information
99.2*	Supplemental Financial Data - Gross Premiums Written and Managed Catastrophe Premiums

*
Exhibits 99.1 and 99.2 are being furnished to the SEC pursuant to Item 2.02 and are not being filed with the SEC. Therefore, these exhibits are not incorporated by reference in any of the registrant’s other SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Robert Qutub
December 6, 2016		Robert Qutub
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description
99.1*	Supplemental Financial Data - Segment Information
99.2*	Supplemental Financial Data - Gross Premiums Written and Managed Catastrophe Premiums

*
Exhibits 99.1 and 99.2 are being furnished to the SEC pursuant to Item 2.02 and are not being filed with the SEC. Therefore, these exhibits are not incorporated by reference in any of the registrant’s other SEC filings.